EXHIBIT 10.1

BELVEDERE SOCAL

2007 EQUITY INCENTIVE PLAN

i

BELVEDERE SOCAL

2007 EQUITY INCENTIVE PLAN

1.       Purposes of the Plan.  The purposes of the Belvedere SoCal 2007 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.  Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.  Stock Purchase Rights may also be granted under the Plan.

2.       Definitions.  As used herein, the following definitions shall apply:

(a)            “Acquisition” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own, directly or indirectly, less than fifty percent (50%) of the continuing or surviving entity’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale or other disposition of all or substantially all of the stock or assets of the Company.

(b)            “Administrator” means the Board or the Committee, as applicable, responsible for conducting the general administration of the Plan in accordance with Section 4 hereof; provided, that in the case of the administration of the Plan with respect to awards granted to Independent Directors, the term “Administrator” shall refer to the Board.

(c)            “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(d)            “Board” means the Board of Directors of the Company.

(e)            “Cause,” with respect to any Holder, means “Cause” as defined in such Holder’s employment agreement with the Company if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (A) the Holder fails to perform or habitually neglects the Holder’s duties or responsibilities to the Company, (B) the Holder engages in illegal activity which materially adversely affects the Company’s reputation in the community or which evidences the Holder’s lack of fitness or ability to perform the Holder’s duties, as determined by the Administrator, (C) the Holder engages in the falsification of reports or makes material, intentional misrepresentations or omissions of information supplied to the Company, its affiliates or any regulatory agency, (D) the Holder commits any act which would cause termination of coverage under the Bankers’ Blanket Bond covering the Company or any of its affiliates, (E) the Holder breaches a fiduciary duty, exhibits dishonesty or deliberately or repeatedly disregards policies or procedures of the Company, (F) the Holder refuses or fails to act in accordance with any lawful direction or order of the Holder’s direct or indirect supervisors, (G) the Holder engages in conduct or acts of moral turpitude that are materially injurious to the Company or any of its subsidiaries or affiliates, (H) the Holder is suspended or temporarily or permanently removed or prohibited from participating in the conduct of the business of the Company by any banking authority, or (I) SoCal Bank or its successor is in default under the provisions of 12 U.S.C. Section 1813(x)(1).  Notwithstanding the foregoing, with respect to any Option granted in substitution of a stock option outstanding under the Prior Plan (and only with respect to such Option, regardless of whether a Holder holds one or more additional Options, Stock Purchase Rights or shares of Restricted Stock), cause means “Cause” as defined in the Prior Option Agreement.

(f)            “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto, including any regulations and other official guidance promulgated under any such statute.  Reference to any particular section of the Code shall include any successor section.

(g)           “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(h)           “Common Stock” means the common stock of the Company, no par value.

(i)            “Company” means Belvedere SoCal.

(j)            “Consultant” means any consultant or advisor if: (i) the consultant or adviser renders bona fide services to the Company, any Parent or any Subsidiary of the Company, including without limitation, any entity that becomes a Parent or Subsidiary of the Company by virtue of an Acquisition or other corporate transaction, (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) the consultant or advisor is a natural person who has contracted directly with the Company, any Parent or any Subsidiary of the Company to render such services.

(k)            “Director” means a member of the Board.

(l)            “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company, any Parent or any Subsidiary of the Company, including without limitation, any entity that becomes a Parent or Subsidiary of the Company by virtue of an Acquisition or other corporate transaction.  An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(m)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, including any rules and other official guidance promulgated under any such statute.  Reference to any particular section of the Exchange Act shall include any successor section.

(n)            “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a share of Common Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred;

(ii)            If the Common Stock is not traded on an exchange but is quoted on a quotation system, the Fair Market Value shall be the last sale price or, if no sales occur on such date, the average of the last bid and asked prices for the Common Stock on such date, or if no prices are reported on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(iii)            In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(o)            “Holder” means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

(p)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(q)            “Independent Director” means a Director who is not an Employee of the Company.

(r)            “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(s)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)            “Option” means a stock option granted pursuant to the Plan.

(u)            “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant.  All Option Agreements are subject to the terms and conditions of the Plan.

(v)            “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w)            “Plan” means the Belvedere SoCal 2007 Equity Incentive Plan.

(x)            “Principal Exchange,” as of any given date, shall mean the principal securities exchange or quotation system on which the Common Stock is then traded or quoted.

(y)            “Prior Option Agreement” means a stock option agreement evidencing any stock option granted under the Prior Plan in substitution for which an Option is granted under this Plan.

(z)             “Prior Plan” means the Professional Business Bank 2001 Incentive and Nonqualified Stock Option Plan, as amended.

(aa)           “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) hereof or pursuant to a Stock Purchase Right granted under Section 13 hereof.

(bb)           “Restricted Stock Purchase Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of the issuance of Restricted Stock.  All Restricted Stock Purchase Agreements are subject to the terms and conditions of the Plan.

(cc)            “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(dd)            “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, including any rules and other official guidance promulgated under any such statute.  Reference to any particular section of the Securities Act shall include any successor section.

(ee)            “Service Provider” means an Employee, Director or Consultant.  The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to an individual’s status as a Service Provider for purposes of the Plan and any Award agreement, including without limitation, the question of whether and when an individual ceases to be a Service Provider, whether an individual ceases to be a Service Provider where the Service Provider changes classification between Employee, Director and/or Consultant, or where there is a simultaneous reemployment or continuing employment, directorship or consultancy of such individual by the Company or any Subsidiary or Parent, and whether any particular leave of absence constitutes a termination of an individual’s status as a Service Provider.

(ff)            “Share” means a share of Common Stock, as may be adjusted in accordance with Section 14 hereof.

(gg)          “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 13 hereof.

(hh)          “Stock Restriction Agreement” means an agreement other than an Option Agreement (including any related exercise notice) or Restricted Stock Purchase Agreement that provides for any of the restrictions described in Section 24 below.

(ii)            “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       Stock Subject to the Plan.  Subject to the provisions of Section 14 hereof, the shares of stock subject to Options or Stock Purchase Rights shall be shares of Common Stock, and the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is one million, five hundred thousand (1,500,000) Shares.  Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock.  Subject to the limitations of this Section 3, if an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  Subject to the limitations of this Section 3, if Shares of Restricted Stock are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan (unless the Plan has terminated).  To the extent permitted by applicable law and applicable stock exchange rules, Shares issued in respect of Options and/or Stock Purchase Rights that are granted in assumption of, or in substitution for, any outstanding awards of any entity acquired in any Acquisition or other corporate transaction shall not be counted against the Shares available for grant pursuant to this Plan.  Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

4.       Administration of the Plan.

(a)            Administrator.  The Plan shall initially be administered by the Board.  As soon as reasonably practicable following the adoption of the Plan, the Board shall delegate its authority to administer the Plan to a Committee of the Board that  consists solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3, and qualifies as “independent” within the meaning of any applicable stock exchange listing requirements.  Members of the Committee shall also satisfy any other legal requirements applicable to membership on the Committee, including without limitation, requirements under the Sarbanes-Oxley Act of 2002 and other Applicable Laws.  The Committee shall have, in connection with the administration of the Plan, the powers reserved for the Board or the Committee herein, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  Within the scope of its authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  The governance of the Committee shall be subject to the charter of the Committee, if any, as approved by the Board.  Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4(a) or otherwise provided in the charter of the Committee.  Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options or Restricted Stock granted to Independent Directors.

(b)            Powers of the Administrator.  Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii)          to determine the number of Shares to be covered by each such award granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi)          to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(vii)         to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(viii)        to amend the Plan or any Option or Stock Purchase Right granted under the Plan as provided in Section 16 hereof; and

(ix)           to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)            Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5.       Eligibility.

(a)            Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or of a “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, including without limitation, to individuals who become Employees of the Company or a “parent corporation” or “subsidiary corporation” of the Company by virtue of an Acquisition or similar corporate transaction.  If otherwise eligible, a Service Provider who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

(b)            In order to assure the viability of awards granted to Service Providers in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3 and 6(c) of the Plan.

6.       Limitations.

(a)            Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, which become exercisable for the first time during any calendar year (under all plans of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)            Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment, directorship or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment, directorship or consulting relationship at any time, with or without Cause.

(c)            No Service Provider shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than one million (1,000,000) Shares (subject to adjustment as provided in Section 14 hereof).

7.       Term of Plan.  The Plan shall become effective upon its initial adoption by the Board, subject to its approval by stockholders in accordance with the requirements of Section 422(b)(1) of the Code and Section 17 below, and shall continue in effect until it is terminated under Section 16 hereof.  No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the date upon which the Plan is adopted by the Board.

8.       Term of Option.  The term of each Option shall be stated in the Option Agreement; provided, that the term shall be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Section 424 of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the term of the Option shall be no more than five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.       Option Exercise Price and Consideration.

(a)            Except as provided below, the per share exercise price for the Shares to be issued upon exercise of an Option shall not be less than 100% of the Fair Market Value on the date of grant (or, with respect to Incentive Stock Options or to the extent required to comply with Applicable Law, in the case of an Option granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the per share exercise price shall not be less than 110% of the Fair Market Value on the date of grant).  Notwithstanding the foregoing, Options, including without limitation, Options granted in substitution for options outstanding under the Prior Plan may be granted, with a per share exercise price other than as required by this Section 9(a) pursuant to an Acquisition or other merger or corporate transaction, provided, that no such alternative exercise price shall be substituted to the extent that any such substitution would cause (i) any Options to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, or (ii) any Incentive Stock Options to cease to qualify as Incentive Stock Options.

(b)            The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check or (3) with the consent of the Administrator, (A) a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator, and structured to comply with Applicable Laws, (B) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised and which have been owned by the Participant for such period of time as is required to avoid adverse accounting consequences to the Company, (C) surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (D) property of any kind which constitutes good and valuable consideration, (E) delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (F) any combination of the foregoing methods of payment, provided, that with respect to Options granted in substitution for options outstanding under the Prior Plan, the consideration to be paid for the Shares to be issued upon exercise of such Options may, with the consent of the Administrator, be any form of consideration permitted under the Prior Option Agreement and Prior Plan with respect to such outstanding Options.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.            Exercise of Option.

(a)            Vesting; Fractional Exercises.  Options granted hereunder shall become vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  An Option may not be exercised for a fraction of a Share.

(b)            Deliveries upon Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(i)            A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii)           Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

(iii)          Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(i) below, a Restricted Stock Purchase Agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv)          In the event that the Option shall be exercised pursuant to Section 10(g) below by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator.

(c)            Conditions to Delivery of Share Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i)            The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii)           The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii)          The obtaining of any approval or other clearance from any domestic or foreign governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(iv)          The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience;

(v)           The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b) hereof, subject to Section 4(b)(vii) hereof; and

(vi)          The Holder’s consent to such terms and conditions and execution of any agreements as the Administrator may require pursuant to Section 24 below.

(d)            Termination of Relationship as a Service Provider.  If a Holder ceases to be a Service Provider other than by reason of a termination by the Company for Cause or the Holder’s disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested as of the date the Holder ceases to be a Service Provider (taking into consideration any vesting that may occur in connection with such cessation), provided, that to the extent required by Applicable Laws, such period of time shall not be less than thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement).  If, on the date of cessation as a Service Provider, the Holder is not vested as to his or her entire Option (taking into consideration any vesting that may occur in connection with such cessation), the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  If, after the Holder ceases to be a Service Provider, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e)            Termination for Cause.  If a Holder ceases to be a Service Provider by reason of a termination by the Company for Cause, the Option shall terminate upon the date the Holder ceases to be a Service Provider, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

(f)            Disability of Holder.  If a Holder ceases to be a Service Provider as a result of the Holder’s disability, as determined in the sole discretion of the Administrator, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested as of the date the Holder ceases to be a Service Provider (taking into consideration any vesting that may occur in connection with such cessation) provided, that to the extent required by Applicable Laws, such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the case of an Incentive Stock Option, if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the date which is three (3) months and one (1) day following the date that the Holder ceases to be a Service Provider.  If, on the date the Holder ceases to be a Service Provider, the Holder is not vested as to his or her entire Option (taking into consideration any vesting that may occur in connection with such cessation), the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  If, after ceasing to be a Service Provider, the Holder does not exercise his or her Option within the timeframe specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g)            Death of Holder.  If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested as of the date of death (taking into consideration any vesting that may occur in connection with the Holder’s death); provided, that to the extent required by Applicable Laws, such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(h)            Extension of Exercisability.  The Administrator may provide in a Holder’s Option Agreement that if the exercise of the Option following the termination of the Holder’s status as a Service Provider or the Holder’s tender of already-owned Shares or the sale of Shares pursuant to a “cashless exercise” in connection with such exercise would violate applicable federal or state securities laws, then the Option shall not terminate until the earlier to occur of (i) the expiration of the term of the Option or (ii) the expiration of a period of three (3) months immediately following the first date on which the exercise of the Option (or such tender of already-owned Shares or sale of Shares pursuant to a “cashless exercise”) would not be in violation of such securities laws, as determined by the Administrator.

(i)            Early Exercisability.  The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, that subject to Section 20 hereof, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

11.            Non-Transferability of Options and Stock Purchase Rights.  Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

12.            No Rights as Stockholders.  Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

13.            Stock Purchase Rights.

(a)            Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer.  The Company may present the offer to the offeree in the form of a Restricted Stock Purchase Agreement, and the offer shall be deemed accepted upon execution of such agreement by the offeree.

(b)            Repurchase Right.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason.  Subject to Section 20 hereof, the purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock Purchase Agreement.

(c)            Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion which may include, without limitation, first refusal rights, co-sale rights, drag-along rights, redemption provisions and/or lock-up provisions.  The issuance of any Shares pursuant to a Stock Purchase Right shall be conditioned upon and subject to the Holder’s consent to such terms and conditions and execution of such agreements as the Administrator may require pursuant to Section 24 below.

(d)            Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 hereof.

14.            Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a)            In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange or other disposition of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment becomes appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Administrator shall make adjustments to any Option, Stock Purchase Right or Restricted Stock, including without limitation, adjustment to any or all of:

(i)            the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Stock Purchase Rights or Restricted Stock may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 hereof on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c) hereof);

(ii)           the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock;

(iii)          the grant or exercise price with respect to any Option or Stock Purchase Right; and

(iv)          any other terms or conditions of outstanding Options, Stock Purchase Rights or Restricted Stock, including without limitation, any performance or market conditions (within the meaning of FAS 123(R)) or vesting criteria.

(b)            In the event of an Acquisition or any transaction or event described in subsection (a) above, the Administrator, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, shall take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

(i)            To provide for either (A) the purchase of all or any portion of such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right (or portion thereof) or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock (or portion thereof) been currently exercisable or payable or fully vested, or (B) the replacement of such Option, Stock Purchase Right or Restricted Stock (or portion thereof) with other awards, rights or property, including without limitation cash awards, selected by the Administrator in its sole discretion, which replacement awards may be subject to vesting or the lapsing of restrictions, as applicable, on terms no less favorable to the affected Holder than the terms of any Option, Stock Purchase Right or Restricted Stock for which such replacement award is substituted;

(ii)           To provide that such Option or Stock Purchase Right shall be exercisable as to all or any portion of the shares covered thereby and that some or all shares of such Restricted Stock shall cease to be subject to restrictions, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

(iii)          To provide that all or any portion of such Option, Stock Purchase Right or Restricted Stock be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv)          To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Restricted Stock or Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and

(v)           To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a period of time prior to such event specified in the sole discretion of the Administrator, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock Purchase Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock Purchase Agreement.

(c)            Subject to Section 3 hereof, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, or Restricted Stock as it may deem equitable and in the best interests of the Company.

(d)            If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection (d)) for those outstanding under the Plan.  In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Options, Stock Purchase Rights or Restricted Stock and does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options, Stock Purchase Rights or Restricted Stock held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options, Stock Purchase Rights or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse not later than immediately prior to the closing of the Acquisition (and the Options or Stock Purchase Rights shall be terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options or Stock Purchase Rights shall be terminated if not exercised prior to the closing of the Acquisition.

(e)            The existence of the Plan, any Option Agreement or Restricted Stock Purchase Agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.            Time of Granting Options and Stock Purchase Rights.  The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator.  Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16.            Amendment and Termination of the Plan.

(a)            Amendment and Termination.  The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.  However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 14 hereof, increase the limits imposed in Section 3 hereof on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7 hereof.

(b)            Stockholder Approval.  The Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)            Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

17.            Stockholder Approval.  The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.  Options, Stock Purchase Rights or Restricted Stock may be granted or awarded prior to such stockholder approval, provided that such Options, Stock Purchase Rights and Restricted Stock shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Stock Purchase Rights and Restricted Stock previously granted or awarded under the Plan shall thereupon be canceled and become null and void without payment of consideration therefor.

18.            Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.            Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.            Repurchase Provisions.  In addition to any rights the Company may have under applicable Restricted Stock Purchase Agreements, the Administrator in its sole discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option or Stock Purchase Right upon the occurrence of certain specified events, including, without limitation, a Holder’s termination as a Service Provider, divorce, bankruptcy or insolvency; provided, that any such repurchase right shall be set forth in the applicable Option Agreement or Restricted Stock Purchase Agreement or in such other agreement as the Administrator may determine.

21.            Participant Representations.  The Company may require a Plan participant, as a condition to the grant or exercise of, or acquisition of Shares under, any Option or Stock Purchase Right, (i) to give written representations satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and to give written representations satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right, (ii) to give written representations satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock, and (iii) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel.  The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

22.            Code Section 409A.  To the extent applicable, the Plan and all Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that, following the effective date of the Plan, the Administrator determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Administrator may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

23.            Governing Law.  The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.

24.            Restrictions on Shares.

Shares purchased upon the exercise of an Option or Stock Purchase Right shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, transferability restrictions, repurchase rights, requirements that Shares be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of Shares, voting agreements, tag-along rights and bring-along rights.  Such terms and conditions may, in the Administrator’s sole discretion, be contained in the applicable Award agreement, exercise notice or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator in its sole discretion.  The issuance of such Shares shall be conditioned on the Holder’s consent to such terms and conditions or the Holder’s entering into such agreement or agreements.

25.            Lock-Up Agreement.  Each Holder shall agree, if so requested by the Company and an underwriter of shares of Common Stock in connection with any public offering of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares held by it for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Company’s initial public offering of Common Stock or ninety (90) days following the effective date of the relevant registration statement filed under the Securities Act in connection with any other public offering of Common Stock, in each case as such underwriter shall specify reasonably and in good faith.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period

26.            Severability.  If any provision of this Plan shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Plan and the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.  Such defective provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Plan shall be construed as if not containing the provision held to be invalid.

27.            Availability of Information. To the extent required by Applicable Laws, the Company shall provide to each Holder and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Holder or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements.

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